UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2014 (February 5, 2014)

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-177563	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Rheinmetall Office and Research and Development Facility

On February 5, 2014, following the completion of its due diligence review of an office and research and development facility leased to Rheinmetall Immobilien GmbH located in Neuss, Germany (the “Rheinmetall Property”), American Realty Capital Global Trust, Inc. (the “Company”) finalized the prerequisite conditions to acquire, and subsequently acquired, the fee simple interest in the Rheinmetall Property through a wholly owned subsidiary of its operating partnership. Pursuant to the terms of the sale and purchase agreement dated November 19, 2013 (the “Sale and Purchase Agreement”), the obligations of which were assumed by the Company on February 5, 2014 from the parent of its sponsor, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the Rheinmetall Property, among other conditions. The Sale and Purchase Agreement contains customary representations and warranties by the seller.

The description of the Rheinmetall Property set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Provident Financial Office Building

On February 11, 2014, following the completion of its due diligence review of an office building leased to Provident Financial plc located in Bradford, United Kingdom (the “Provident Property”), the Company finalized the prerequisite conditions to acquire, and subsequently acquired, the leasehold interest in the Provident Property through a wholly owned subsidiary of its operating partnership. Pursuant to the terms of the agreement for lease dated December 24, 2013 (the “Agreement for Lease”), the obligations of which were assumed by the Company on February 11, 2014 from the parent of its sponsor, the Company’s obligation to close upon the acquisition was subject to the satisfactory completion of a due diligence review of the Provident Property, among other conditions. The Agreement for Lease contains customary representations and warranties by the seller.

The description of the Provident Property set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Rheinmetall Office and Research and Development Facility

On February 5, 2014, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of the fee simple interest in the Rheinmetall Property for a contract purchase price of $28.9 million (based upon an exchange ratio of $1.35 to €1.00, as of the date of acquisition), exclusive of closing costs. The seller, Axiom Asset 1 GmbH & Co. KG, had no material relationship with the Company and the acquisition was not an affiliated transaction. The Company purchased the Rheinmetall Property using (i) available cash on hand from the Company’s ongoing initial public offering in the amount of $14.6 million and (ii) a loan of $14.3 million from Deutsche Pfandbriefbank AG, as described in Item 2.03 of this Current Report on Form 8-K.

The Rheinmetall Property contains 320,097 rentable square feet and is 100% leased to Rheinmetall Immobilien GmbH, a leading supplier of automotive technology for emission control systems, valves, actuators and pumps. Rheinmetall Immobilien GmbH is a subsidiary of Rheinmetall AG (FSE: RHM), which is the guarantor of the lease.

The original lease has an approximate 16-year term which commenced in September 2007 and terminates in December 2023, with rent changes of 85% of the change in the German consumer price index when this index is changed by more than 5%. The lease provides the tenant with three 5-year renewal options and, subsequently, one 3-year renewal option. The lease is net whereby the tenant is required to pay substantially all operating expenses, including costs to maintain and repair the roof and structure, in addition to base rent. The annualized straight line rental income for the Rheinmetall Property is $2.6 million.

Provident Financial Office Building

On February 11, 2014, the Company, through a wholly owned subsidiary of its operating partnership, closed the acquisition of the leasehold interest in the Provident Property for a contract premium of $41.8 million (based upon an exchange ratio of $1.64 to £1.00, as of the date of acquisition), exclusive of closing costs. The seller, Coolatinney Developments Limited, had no material relationship with the Company and the acquisition was not an affiliated transaction. The Company purchased the Provident Property leasehold interest using (i) available cash on hand from the Company’s ongoing initial public offering in the amount of $20.9 million and (ii) a loan of $20.9 million from Santander UK Plc, as described in Item 2.03 of this Current Report on Form 8-K.

The Provident Property contains 117,003 rentable square feet and is 100% leased to Provident Financial plc (LSE: PFG), a financial services group specializing in the provision of personal credit products for consumers in the United Kingdom non-standard lending market.

The original lease has a 25-year term which commenced in November 2010 and terminates in November 2035, with rent increases only every five years based on the greater of rental rates under the lease or market rates determined by an independent surveyor. The lease provides the tenant with a termination option in November 2025. The lease is net whereby the tenant is required to pay substantially all operating expenses, including costs to maintain and repair the roof and structure, in addition to base rent. The annualized straight line rental income for the Provident Property is $4.3 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Deutsche Pfandbriefbank AG Loan

On February 5, 2014, the Company, through an indirect wholly owned subsidiary of its operating partnership, entered into a loan agreement (the “Rheinmetall Loan”) with Deutsche Pfandbriefbank AG in the amount of $14.3 million (based upon an exchange rate of $1.35 to €1.00, as of the date of the acquisition of the Rheinmetall Property) with respect to the Rheinmetall Property. The Rheinmetall Loan provides for quarterly interest payments with all principal outstanding being due on the maturity date in January 2019. The Rheinmetall Loan bears interest at a stated rate of 2.5%, fixed by an interest rate swap entered into with JPMorgan Chase Bank, N.A.

The Rheinmetall Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the Rheinmetall Loan and to accelerate the payment on any unpaid principal amount of the Rheinmetall Loan.

Santander Loan

On February 11, 2014, the Company, through an indirect wholly owned subsidiary of its operating partnership, entered into a loan agreement (the “Provident Loan”) with Santander UK Plc. in the amount of $20.9 million (based upon an exchange rate of $1.64 to £1.00, as of the date of the acquisition of the Provident Property) with respect to the Provident Property. The Provident Loan provides for quarterly interest payments with all principal outstanding being due on the maturity date in February 2019. The Provident Loan bears interest at a stated rate of 4.1%, fixed by an interest rate swap entered into with JPMorgan Chase Bank, N.A.

The Provident Loan may be prepaid at any time, in whole or in part, with break costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the Provident Loan and to accelerate the payment on any unpaid principal amount of the Provident Loan.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary audited and interim financial statements of (i) the guarantor of the Rheinmetall Property lessee, Rheinmetall AG, and (ii) the Provident Property lessee, Provident Financial plc, both as described under Item 2.01 of this Current Report on Form 8-K.

Rheinmetall AG currently files its financial statements in reports filed with the German Electronic Federal Gazette (Elecktronischer Bundesanzeiger) and the following audited and unaudited summary financial data regarding Rheinmetall AG are taken from such filings:

	Nine Months Ended September 30,	Fiscal Year Ended December 31,
(Amounts in Millions)	2013 (Unaudited)	2012 (Audited)	2011 (Audited)	2010 (Audited)
Income Statement
Total operating performance	€3,314	€4,755	€4,505	€4,058
Earnings before taxes	(55)	239	295	229
Net income	(47)	190	225	174

(Amounts in Millions)	September 30, 2013 (Unaudited)	December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
Balance Sheet
Total assets	€4,706	€4,899	€4,832	€4,460
Current liabilities	1,815	1,779	1,729	1,558
Total liabilities	3,406	3,438	3,286	3,105
Equity	1,300	1,461	1,546	1,355

Provident Financial plc currently posts its audited and interim financial statements in reports on its website at www.providentfinancial.com and the following audited and unaudited summary financial data are taken from such source:

	Six Months Ended June 30,	Fiscal Year Ended December 31,
(Amounts in Millions)	2013 (Unaudited)	2012 (Audited)	2011 (Audited)	2010 (Audited)
Consolidated Income Statement
Revenue	£545.0	£980.0	£910.8	£866.4
Profit before taxation	72.0	196.7	162.1	142.0
Profit for the period attributable to equity shareholders	55.3	148.0	119.8	101.5

(Amounts in Millions)	June 30, 2013 (Unaudited)	December 31, 2012 (Audited)	December 31, 2011 (Audited)	December 31, 2010 (Audited)
Consolidated Balance Sheet
Total assets	£1,659.2	£1,686.5	£1,478.4	£1,381.0
Current liabilities	255.6	270.1	143.6	251.5
Total liabilities	1,291.7	1,311.1	1,152.2	1,071.6
Total equity	367.5	375.4	326.2	309.4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: February 11, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors